EXHIBIT 10.32

Exclusive Service Agreement

between

Binzhou Broadcasting and Television Network Co., Ltd.

and

Binzhou Broadcast and Television Information Network Co.,

Ltd.

September 2007

[Reference Translation]

Exclusive Service Agreement	2

[Reference Translation]

THIS EXCLUSIVE SERVICE AGREEMENT (Agreement) is made on September 7, 2007 in Binzhou, People’s Republic of China (PRC).

by and among:

(1)

Binzhou Broadcasting and Television Network Co., Ltd. (Party A), a PRC company duly established and validly existing in accordance with PRC Law, with its registered address at No. 358, Huanghe 5th Road, Binzhou, Shandong Province, PRC, the legal representative of which is Yin Bingming;

and

(2)

Binzhou Broadcast and Television Information Network Co., Ltd. (Party B), a PRC company duly established and validly existing in accordance with PRC Law, with its registered address at No. 358, Huanghe 5th Road, Binzhou, Shandong Province, PRC, the legal representative of which is Yin Bingming.

(individually a Party, and collectively, the Parties).

RECITALS

A.	Party B shall provide exclusive services for Party A to engage in the Business in the Exclusive Cooperation Areas;
B.	Party A is engaged in the Business (as defined below) and has obtained the necessary permit for the lawful operation of its Business;
C.	Party A is willing to accept technical support services in relation to its Business, and Party B is willing to provide such services.

NOW, THEREFORE, THE PARTIES AGREE AS FOLLOWS:

1.	DEFINITIONS AND INTERPRETATIONS
1.1	Definitions. Unless otherwise indicated, the following terms in this Agreement shall have the meanings set forth below:

Effective Date	the effective date of this Agreement, which shall be the date first indicated above;
Event of Breach	as defined in Article 8.3 below;

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[Reference Translation]

Business

any business with respect to the design, construction, operation and maintenance of cable TV projects and networks (including but not limited to TV fee collection of distribution net and network leases); any business with respect to the management of construction, marketing and operation of the analog and digital TV networks and digital TVs (including but not limited to sale of set-top Boxes, sale of pay-per-program and digital TV fee collection); and value-added network business (including but not limited to the cable and wireless broadband access, video-on-demand business, interactive TV-shopping, digital electronic form services, operation services of digital video tape recorder, TV-marketing, publication of electronic information and interactive TV advertisements);

Exclusive Cooperation Area	Binzhou Minicipal (excluding the Bincheng District, Xinyang County, Zhanhua County and Wudi County);

Financial Statements

cash flow statements, balance sheets, profit and loss statements and any other financial statements relating to the Business, which shall be prepared in accordance with international accounting standards;

PRC Law	all laws and regulations of the PRC which are applicable upon and after the date of signing of this Agreement;
Project Account	as defined in Article 7.1.1;
RMB	Renminbi, the lawful currency of the PRC.
1.2	Interpretations.

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[Reference Translation]

1.2.1	The headings herein are for reference purposes only and do not affect the meaning or interpretation of any provision hereof.
1.2.2

Any reference herein to an Article or Appendix is to an article or appendix of this Agreement. The use of the plural shall include the use of the singular, and vice versa. The use of the masculine shall include the use of the feminine, and vice versa.

1.2.3	Unless otherwise indicated, a reference herein to a day, month or year is to a calendar day, month or year.

2.	REPRESENTATIONS AND WARRANTIES
2.1	Parties. Each Party represents and warrants that, as of the date of signing hereof:
2.1.1	it has full power and authority to execute and deliver this Agreement and to perform its responsibilities and obligations hereunder; and
2.1.2

it shall maintain as strictly confidential the provisions and existence of this Agreement and any information relating to the Business of the other Party to which it might have access during the performance of this Agreement, including without limitation customer database, financial and business development plans, market research and other information deemed to be confidential by such other Party.

2.2

Party A. Party A represents and warrants that, as of the date of signing hereof, it has obtained and will maintain the validity of all permits from the relevant governmental authorities necessary for the lawful operation of its business and its performance of this Agreement.

3.	SERVICES PROVIDED BY PARTY B TO PARTY A
3.1

Exclusivity. Party A and Party B shall engage in an exclusive operational cooperation in relation to any and all fields of the Business, and Party A shall ensure that Party B exclusively provides any and all services in relation to the Business of Party A.

3.2	Business-Related Services. Party B undertakes to provide various technical services to Party A, including but not limited to,

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[Reference Translation]

exclusively engaging in the operational cooperation with Party A in the following:

3.2.1	collecting the license fees and installment fees from analog cable TV users;
3.2.2	collecting the license fees and installment fees from digital cable TV users;
3.2.3	collecting channel landing fees;
3.2.4	the marketing, promotion and sales of digital TV set-top Boxes;
3.2.5	the building and maintenance of the cable TV network;
3.2.6	the marketing, promotion and sales of businesses in relation to broadcast and television network broadband access;
3.2.7	the operation of businesses in relation to wireless network transmission and cable TV;
3.2.8	providing Party A with various troubleshooting, software support and other technology services;
3.2.9	providing Party A with the developments, updates and upgrades in relation to the provider application software and user application software;
3.2.10	providing Party A with training services for technology staff and technology consulting services in relation to the business; and
3.2.11	providing Party A with other applicable technology services.
4.	SHARED RESOURCES OF THE PARTIES
4.1	Party A and Party B shall share their resources relating to the Business, which include but is not limited to, government approvals and client information (client database, etc.).
4.2

Party A shall provide Party B with all support and most favoured treatment in relation to the Business, which include but is not limited to, providing Party B with the right to use its business halls and offices.

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[Reference Translation]

5.	NON-COMPETITION
5.1

Party A shall not cause its respective shareholders to directly or indirectly (through agency or other methods) encourage or ask for any invitation from, accept suggestions of, consult or negotiate with, or provide any information to any other individual or entity related to any transaction or services under this Agreement.

5.2

If Party A or any of its shareholders, are in receipt of suggestions or other information with respect to any aspect of the Business from third party, Party A must immediately notify the contents of such information to Party B. Party A shall ensure that its shareholders comply with this Article. Party A will be liable for any breach of this Article by its shareholders.

5.3	The foregoing non-competition obligations of Party A shall be limited to the scope of the Exclusive Cooperation Area.

6.	FEES AND PAYMENT TERMS
6.1

In consideration for the services provided by Party B to Party A, Party A shall pay Party B the service fees which shall be of an amount equivalent to the revenue, before any applicable taxes (not including any applicable business taxes), that is accrued by Party A during the term of this Agreement and the first renewal period. Party B shall pay all costs in relation to the operation of the Business and the provision of services to Party A. If Party A and Party B require the adjustment of the revenue transfer arrangement that is based on the transfer structure, Party A shall use best efforts to cooperate with Party B to implement a the necessary revenue transfer mechanism. The service fee shall be remitted in full, in RMB, to Party B’s designated bank account within 5 days after the last day of the preceding month. At such time, Party A shall also provide to Party B the relevant Financial Statements for the corresponding month, as well as any other relevant documents and/or information regarding the calculation of the service fee.

6.2

Other fees. The Parties hereby expressly agree that there shall not be any other payment obligations arising from the service requirements specified in this Agreement, other than the services fees expressly stipulated to in Article 6.1.

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[Reference Translation]

7.	FINANCIAL MANAGEMENT
7.1

Project Account. The Parties agree that, in the interests of clarity, all receivables and payables relating to the Business that are generated or incurred during the term of this Agreement shall be only remitted to and withdrawn from the same dedicated bank account, in accordance with the following provisions:

7.1.1	within 30 days after the Effective Date, Party A shall open a RMB bank account in its name for use specifically in respect of the Business (Project Account);
7.1.2

the Project Account shall be opened at the Beijing branch of a bank agreed to by the Party A and Party B, and shall be set up so that the personal seals of 1 representative from each of the Parties are required in order for money to be deposited or withdrawn from it, and the representatives shall be appointed by the Parties in writing within 10 days after the Effective Date;

7.1.3	the Project Account shall be used for the sole purpose of receiving proceeds from Party B and/or effecting payments relating to the Business; and
7.1.4	Party A and Party B may request from the relevant bank at any time a statement of the activities on the Project Account.
7.2

Records. Party A agrees to maintain comprehensive financial records (including the Financial Statements) in respect of the Business, which shall be kept at its registered office and shall be available for Party B’s inspection at such times as Party B may reasonably request in writing.

7.3

Annual Statement. Within 30 days after the end of each financial year, Party A shall provide to Party B comprehensive Financial Statements for such financial year. Each Financial Statement, together with the financial records described in Article 7.2 above, shall be subject to an independent audit conducted by a reputable accounting firm registered in the PRC approved by Party B, at Party B’s sole expense.

7.4	Financial Statements. Within 10 days after a written request for such from Party B, Party A shall also provide to Party B Financial Statements.

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[Reference Translation]

8.	EFFECTIVE DATE, BREACH AND TERMINATION
8.1	Effective Date. This Agreement shall enter into effect from the Effective Date and shall continue with full force and effect until the earlier of either:
8.1.1	the 20th anniversary hereof; or
8.1.2	its termination by either Party in accordance with Article 8.4 below.
8.2

The Right of First Renewal. The term of this Agreement may be extended within 60 days before its expiration pursuant to Party A’s written notice to Party B indicating its intent to extend the term. The extension term shall be determined by Party A and clearly be stated in the abovementioned notice. Party B shall agree to such extended term unconditionally, under the condition that the term cannot exceed 10 years.

8.3	Breach. The occurrence of any one or more of the following events shall constitute a breach of this Agreement (Event of Breach):
8.3.1	either of the Parties has failed to perform any of its obligations hereunder, thus causing substantial losses to the other Party, and such obligation was not waived in writing by the other Party;
8.3.2	either of the Parties is in breach of the terms hereof, and such breach has not been remedied for a period of 10 days after receipt of the other Party’s written notice requesting such remedy; and
8.3.3	any representation or warranty made by either of the Parties herein proves to be false or misleading in any material respect.
8.4	Termination. This Agreement will terminate automatically upon its expiration, unless terminated with the mutual written consent of the Parties.
8.5	Post Termination. Upon the termination of this Agreement by either Party:
8.5.1	the licenses granted hereunder shall cease with immediate effect; and

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[Reference Translation]

8.5.2	any outstanding fees or other amounts payable hereunder by either Party to other Parties shall become due within 10 days after the date of delivery of an invoice for the same.
8.6	Survival. The following obligations shall survive the termination of this Agreement for any reason:
8.6.1

the confidentiality undertakings set forth in Article 2.1.2 above, which shall continue indefinitely after the date of termination (unless the disclosure of confidential information has already entered the public domain or was made pursuant to a court order or law of relevant jurisdiction); and

8.6.2	the obligation of the service fee, which shall continue for as long as any receivables generated from the relevant services during this Agreement are outstanding.

9.	GOVERNING LAW AND DISPUTE RESOLUTION
9.1	Governing Law. The execution, validity, interpretation and implementation of this Agreement and the settlement of disputes under it shall be governed by PRC Law.
9.2

Interpretation. If any dispute arises in connection with the interpretation of any provisions of this Agreement, the Parties shall determine the true intention of those provisions by making reference to the wording of this Agreement, the relevant Articles, the objective of the Agreement, commercial practice and the principle of good faith.

9.3	Consultation. If any dispute arises in connection with this Agreement, the Parties shall attempt in the first instance to resolve such dispute through friendly consultation or mediation.
9.4

Litigation. If the dispute cannot be resolved in the above manner within 30 days after the commencement of consultations or mediation, either Party may file a lawsuit in accordance with the relevant procedural laws.

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[Reference Translation]

10.	MISCELLANEOUS PROVISIONS
10.1

Notices and Delivery. All notices and communications between the Parties shall be made in writing and in the Chinese or English language by facsimile transmission, delivery in person (including courier service) or registered airmail letter to the appropriate correspondence addresses set forth below:

Binzhou Broadcasting and Television Network Co., Ltd.

Address:	No. 358, Huanghe 5th Road, Binzhou, PRC
Tel:	(86 543)-2112703
Fax:	(86 543)-2112320
Attn:	Long Jiuzhan

and

Binzhou Broadcast and Television Information Network Co., Ltd.

Address:	No. 358, Huanghe 5th Road, Binzhou, PRC
Tel:	(86 543)-2112703
Fax:	(86 543)-2112320
Attn:	Long Jiuzhan
10.2	Timing. The time of receipt of the notice or communication shall be deemed to be:
10.2.1

if by facsimile transmission, at the time displayed in the corresponding transmission record, unless such facsimile is sent after 5:00 p.m. or on a non-business day in the place where it is received, in which case the date of receipt shall be deemed to be the following business day;

10.2.2	if in person (including express mail), on the date that the receiving Party signs for the document; or
10.2.3	if by registered mail, on the 10th day after the date that is printed on the receipt of the registered mail.
10.3	Amendments. The provisions of this Agreement may not be waived, modified or amended except by an instrument in writing signed by both Parties (which shall be attached as an Appendix hereto).

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[Reference Translation]

10.4	No Waiver. Failure or delay on the part of either Party to exercise any right under this Agreement shall not operate as a waiver thereof.
10.5	Severability. The invalidity of any provision of this Agreement shall not affect the validity of any other provision of this Agreement which is unrelated to that provision.
10.6

Binding Effect. This Agreement is legally binding upon the Parties and enforceable in accordance with its terms and conditions. Appendices shall form an integral part of this Agreement and shall be legally binding upon the Parties.

10.7	Successors. This Agreement shall be binding upon the Parties and upon their respective successors and assigns (if any).
10.8	Assignment. Either Party may not assign or otherwise transfer its rights or obligations under this Agreement without the prior written consent of the other Party.
10.9	Entire Agreement. This Agreement and any Appendices hereto constitute the entire agreement between the Parties.
10.10

Language. This Agreement is executed in 3 sets of originals in Chinese. Each Party shall retain 1 set of the originals. The wording of each original shall be deemed to have the same meaning. In the event of any discrepancy between the wordings of the 2 originals, such discrepancy shall be interpreted in accordance with the purpose of this Agreement.

[The space below has been intentionally left blank.]

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[Reference Translation]

IN WITNESS WHEREOF, the Parties hereto have executed or caused this Agreement to be executed by their duly authorised representatives (as the case may be) as of the date first indicated above.

For and on behalf of Party A: Binzhou Broadcasting and Television Network Co., Ltd.
Name	: Yin Bingming
Title	: Authorized Representative
Signature	: /s/ Yin Bingming

Company Seal

For and on behalf of Party B: Binzhou Broadcast and Television Information Network Co., Ltd.
Name	: Yin Bingming
Title	: Authorized Representative
Signature	: /s/ Yin Bingming

Company Seal

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